                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

THE SCOTTS COMPANY                                              NEWS
-------------------------------------------------------------------------------

            SCOTTS REPORTS RECORD FINANCIAL RESULTS FOR FISCAL 2003;
         Fourth Quarter Adjusted Profit is First for Company Since 1994,
                  Reported Fourth Quarter EPS Improves by $0.33

     -    2003 Adjusted earnings per share: $3.57; Reported earnings per share:
          $3.23
     - 4th quarter adjusted earnings per share: $0.02; Reported loss per share: $0.10
     -    North American consumer sales up 14% in quarter, 6% for full year
     -    Company expects adjusted net income growth of at least 10 percent in
          2004


MARYSVILLE, Ohio (October 30, 2003) - The Scotts Company (NYSE: SMG), the world's largest marketer of branded consumer lawn and garden products, today announced record sales and net income for fiscal 2003. Sales in the fourth quarter also set a record for the period and the Company recorded its first profitable fourth quarter since 1994 on an adjusted basis.
         The Company also announced that it expects to improve adjusted net income in fiscal 2004 by at least another 10 percent.
         For fiscal 2003, which ended September 30, Scotts reported net sales of $1.91 billion, up 9 percent from $1.75 billion a year earlier. Excluding the impact of foreign exchange rates, sales for the year increased by 6 percent over the prior year. Adjusted net income for the year increased to $114.7 million, or $3.57 per diluted share, up 10 percent from $104.3 million, or $3.29 per diluted share, for the same period last year.
         Adjusted earnings exclude restructuring and other charges of $10.9 million, net of tax. Including these restructuring and other charges, net income for the year was $103.8 million or $3.23 per diluted share compared with $82.5 million, or $2.61 per diluted share, for the same period last year. Those charges are related primarily to restructuring of the North American distribution model and the Company's international growth and integration efforts.
         Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $301.8 million, compared with $289.5 million for the same period last year. Including restructuring and other charges, EBITDA was $284.7 million in 2003 compared with $282.7 million in 2002.
          "The ability to grow adjusted net income by 10 percent in a year plagued by a late winter and cool, wet spring is a great accomplishment and speaks to the overall health of the lawn and garden category," said Jim Hagedorn, chairman and chief executive officer.
          "Our success in 2003 went beyond our financial statements. We were named `supplier of the year' at four major accounts across the United States and Europe. We also made significant strides to expand our brands in new categories like pottery and improve our overall presence with the independent nursery and hardware trade. Entering the year, we said we didn't believe there was a better business to be in than ours and I think we demonstrated why we believe this is true."
         Consumer purchases of the company's branded products in the U.S. increased 8 percent at the company's largest retail accounts. Customer fill rates, an important aspect of overall customer service, improved to 97.4 percent in fiscal 2003.

Twelve Month Results
--------------------
         North American consumer sales were $1.32 billion for the year, up 6 percent from last year. Lawns was up 11 percent to $582 million, Gardening Products was flat at $473 million and Ortho increased 2 percent to $226 million.
         Scotts LawnService, the company's fastest growing business, had revenues of $110 million, a 46 percent increase from 2002.
          International Consumer sales were $281 million, up 14 percent from $247 million in 2002. Excluding the impact of foreign exchange rates and non-recurring sales from previous supply agreements, sales in this business increased about 2 percent. Global Professional sales were $200 million compared with $183 million last year and were flat excluding foreign exchange rates.
         Consolidated gross margins declined 10 basis points to 36.2 percent, but gross margins excluding restructuring and other charges increased 20 basis points year-over-year. The Company had anticipated significant margin improvement in 2003 associated with the outsourcing of some distribution efforts as well as margin improvements in Scotts LawnService - neither of which materialized as expected.

         Net Roundup commission for the year was $17.6 million, compared with $16.2 million a year earlier. The net commission includes a $5 million increase in the contribution payment to Monsanto in accordance with the Roundup marketing agreement.

Fourth Quarter Results
----------------------
         The Company reported record sales in the period of $343 million, up 15 percent from $300 million last year. On an adjusted basis, Scotts reported net income in the quarter of $700,000, or $0.02 per diluted share, compared with a loss of $9.7 million, or $0.33 per share, for the same period last year. It was the first time since 1994 that Scotts reported an adjusted fourth quarter profit.
         Fourth quarter adjusted earnings exclude restructuring and other charges of $3.8 million, net of tax. Including these restructuring and other charges, the net loss in the quarter was $3.1 million, or $0.10 per share.
         Adjusted EBITDA was $31.4 million, compared with $11.3 million for the same period last year. Including restructuring and other charges, EBITDA was $25.5 million in 2003 compared with $6.5 million in 2002.
         The Company's North American consumer business reported a 14 percent increase in sales in the quarter to $217 million. Within that business, Lawns reported a 16 percent increase in sales to $106 million, Gardening Products grew 7 percent to $63 million and Ortho sales increased by 17 percent to $43 million.
         "Our entire North American business had an outstanding fourth quarter and finished the year with a great deal of momentum to build upon as we enter 2004," Hagedorn said. "The growth we saw in every category speaks to the continued strength of our industry-leading brands, innovative marketing and other consumer outreach efforts."
         Scotts LawnService(R) reported sales in the quarter of $43 million, an increase of 40 percent from the same period last year.
         International Consumer sales were $40 million, compared with $38 million for the same period last year. Excluding foreign exchange rates, sales decreased 8 percent in the quarter. Global Professional sales were $44 million in the quarter, or $41 million when excluding the impact of foreign exchange rates, flat with the same period last year.

         Consolidated gross margin increased 240 basis points to 33.5 percent in the quarter, but gross margins excluding restructuring and other charges increased by 330 basis points year-over-year. The improvement was due to higher volumes, the sale of higher margin products in the North American consumer business and gross margin improvements in the Global Professional business.
         Net Roundup commission was $4.0 million, compared with $3.0 million a year earlier.
         "The return to profitability in the fourth quarter is a major milestone and stems from an ongoing shift in the timing of shipments as well as the continued growth in Scotts LawnService and overall expense control," Hagedorn said. "While the profit this quarter was small, it was a major improvement from last year and it gives us great confidence in our ability to report three profitable quarters each year going forward."
         The company will host a live audio webcast today at 10:00 a.m. EST at www.scotts.com to discuss second quarter results and the outlook for the balance of the year.

About Scotts
------------

The Scotts Company is the world's largest marketer of branded consumer lawn and garden products, with a full range of products for professional horticulture as well. The company owns the industry's most recognized brands. In the U.S., the company's Scotts(R), Miracle-Gro(R) and Ortho(R) brands are market leading in their categories, as is the consumer Roundup(R) brand which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.K., Scotts' brands include Weedol(R) and Pathclear(R), the top-selling consumer herbicides; Evergreen(R), the leading lawn fertilizer line; the Levington(R) line of lawn and garden products; and Miracle-Gro(R).

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:

     - Adverse weather conditions could adversely affect the Company's sales and financial results;
     - The Company's historical seasonality could impair the Company's ability to pay obligations as they come due and operating expenses;
     - The Company's substantial indebtedness could adversely affect the Company's financial health;
     - Public perceptions regarding the safety of the Company's products could adversely affect the Company;
     - The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;
     - The expiration of certain patents could substantially increase the Company's competition in the United States;
     - Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and
     - The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward looking information contained in this release is readily available in the company's publicly filed quarterly, annual, and other reports.

Contact:
--------
Rebecca J. Bruening                            Jim King
Vice President, Corporate Treasurer            Director, Investor Relations
937-578-5622                                   937-578-5622

                               THE SCOTTS COMPANY
              RESULTS OF OPERATIONS FOR THE THREE AND TWELVE MONTHS
                        ENDED SEPTEMBER 30, 2003 AND 2002
                      (in millions, except per share data)
                                   (Unaudited)
                   Note: See Accompanying Footnotes on Page 9

                                                                         Three Months Ended              Twelve Months Ended
                                                                   --------------------------------  ------------------------------
                                                                     September 30,    September 30,   September 30,  September 30,
                                                      Footnotes          2003             2002           2003           2002
                                                     ----------  ----------------------------------  ------------------------------
Net sales                                                                    $ 343.1       $ 299.7       $ 1,910.1    $ 1,748.7
Cost of sales                                                                  224.9         206.2         1,210.2      1,112.1
Cost of sales - restructuring and other                                          3.4           0.2             9.1          1.7
                                                                 ----------------------------------  ------------------------------
Gross profit                                                                   114.8          93.3           690.8        634.9
% of sales                                                                     33.5%         31.1%           36.2%        36.3%

Gross commission from marketing agreement                                       11.1           8.8            45.9         39.6
Contribution expenses under marketing agreement                                  6.3           5.0            25.0         20.0
Amortization of marketing fee                                                    0.8           0.8             3.3          3.4
                                                                 ----------------------------------  ------------------------------
Net commission from marketing agreement                                          4.0           3.0            17.6         16.2

Operating expenses:
  Advertising                                                                   16.1          13.7            97.7         82.2
  S,G&A - excluding lawn service business
      and stock-based compensation                                              77.6          76.6           321.4        298.8
  Stock-based compensation                                                       1.6             -             4.8            -
  S,G&A - lawn service business                                                 11.3           7.1            46.2         30.8
  S,G&A - restructuring and other                                                2.5           4.6             8.0          6.4
  Amortization of intangibles                                                    2.3           1.9             8.6          5.7
  Other (income) expense                                                        (3.5)         (3.0)          (10.8)       (12.0)
                                                                 ----------------------------------  ------------------------------
Total operating expenses                                                       107.9         100.9           475.9        411.9
                                                                 ----------------------------------  ------------------------------

Income (loss) from operations                                                   10.9          (4.6)          232.5        239.2
% of sales                                                                      3.2%         -1.5%           12.2%        13.7%

Interest expense                                                                15.8          17.4            69.2         76.3
                                                                 ----------------------------------  ------------------------------

Income (loss) before taxes                                                      (4.9)        (22.0)          163.3        162.9

Income tax expense (benefit)                                                    (1.8)         (9.3)           59.5         61.9
                                                                 ----------------------------------  ------------------------------

Net income (loss) before cumulative effect
  of accounting change                                                          (3.1)        (12.7)          103.8        101.0

Cumulative effect of change in accounting
  for intangible assets (non-cash), net of tax                                     -             -               -        (18.5)
                                                                 ----------------------------------  ------------------------------

Net income (loss)                                                               (3.1)        (12.7)          103.8         82.5
                                                                 ==================================  ==============================

Basic earnings (loss) per share                            (1)                (0.10)         (0.43)           3.36         2.81
                                                                 ==================================  ==============================
Diluted earnings (loss) per share                          (2)                (0.10)         (0.43)           3.23         2.61
                                                                 ==================================  ==============================

Common shares used in basic earnings (loss)
      per share calculation                                                     31.6          29.8            30.9         29.3
                                                                 ==================================  ==============================

Common shares and potential common
      shares used in diluted earnings (loss) per
      share calculation                                                         31.6          29.8            32.1         31.7
                                                                 ==================================  ==============================

EBITDA                                                     (3)                $ 25.5         $ 6.5         $ 284.7      $ 282.7
                                                                 ==================================  ==============================


Results of operations excluding restructuring and other charges, one-time additions to income and cumulative effect of accounting change:

Adjusted net income (loss)                                                       0.7          (9.7)          114.7        104.3
                                                                 ==================================  ==============================

Adjusted diluted earnings (loss) per share                 (2)                  0.02         (0.33)           3.57         3.29
                                                                 ==================================  ==============================

Adjusted EBITDA                                            (3)                $ 31.4        $ 11.3         $ 301.8      $ 289.5
                                                                 ==================================  ==============================

                               THE SCOTTS COMPANY
              NET SALES BY BUSINESS UNIT - THREE AND TWELVE MONTHS
                        ENDED SEPTEMBER 30, 2003 AND 2002
                                  (in millions)
                                   (unaudited)


                                                                  Three Months Ended                  % Change
                                                        ----------------------------------------  ----------------
                                                           September 30,       September 30,
                                                               2003                 2002                 Actual
                                                        -------------------- -------------------  ----------------
Lawns                                                               $ 105.5              $ 90.7             16.3%
Gardening Products                                                     62.6                58.8              6.5%
Ortho                                                                  42.9                36.8             16.6%
Canada                                                                  3.6                 2.9             24.1%
Pottery and other                                                       2.1                 0.4                nm
                                                        -------------------- -------------------
North America Consumer                                                216.7               189.6             14.3%
                                                        -------------------- -------------------

Lawn Service                                                           43.1                30.8             39.9%

International  Consumer                                                39.7                38.2              3.9%

Global Professional                                                    43.6                41.1              6.1%
                                                        -------------------- -------------------

Consolidated                                                        $ 343.1             $ 299.7             14.5%
                                                        ==================== ===================


                                                                  Twelve Months Ended                 % Change
                                                        ----------------------------------------  ----------------
                                                           September 30,       September 30,
                                                               2003                 2002               Actual
                                                        -------------------- -------------------  ----------------

Lawns                                                               $ 581.7             $ 523.3             11.2%
Gardening Products                                                    472.5               471.7              0.2%
Ortho                                                                 225.6               220.9              2.1%
Canada                                                                 35.3                26.7             32.2%
Pottery and other                                                       3.6                 0.3                nm
                                                        -------------------- -------------------
North America Consumer                                              1,318.7             1,242.9              6.1%
                                                        -------------------- -------------------

Lawn Service                                                          110.4                75.6             46.0%

International  Consumer                                               281.3               246.8             14.0%

Global Professional                                                   199.7               183.4              8.9%
                                                        -------------------- -------------------

Consolidated                                                      $ 1,910.1           $ 1,748.7              9.2%
                                                        ==================== ===================

                               THE SCOTTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)
                       (IN MILLIONS, EXCEPT SHARE PRICES)

                                                                                           Sept 30,            Sept 30,
                                                                                             2003                2002
                                                                                       -----------------   ------------------
ASSETS
     Current assets
       Cash and cash equivalents                                                                  155.9                 99.7
       Accounts receivable, net                                                                   284.7                249.9
       Inventories, net                                                                           276.1                269.1
       Current deferred tax asset                                                                  56.9                 74.6
       Prepaid and other current assets                                                            36.6                 36.8
                                                                                       -----------------   ------------------

          Total current assets                                                                    810.2                730.1
                                                                                       -----------------   ------------------

     Property, plant and equipment, net                                                           338.2                329.2
     Goodwill and other intangible assets, net                                                    835.5                791.7
     Other assets                                                                                  44.0                 50.4
                                                                                       -----------------   ------------------

          Total assets                                                                        $ 2,027.9            $ 1,901.4
                                                                                       =================   ==================


LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities
       Current portion of debt                                                                     55.4                 98.2
       Accounts payable                                                                           177.8                134.0
       Other current liabilities                                                                  212.6                219.6
                                                                                       -----------------   ------------------

          Total current liabilities                                                               445.8                451.8
                                                                                       -----------------   ------------------

     Long-term debt                                                                               702.2                731.2
     Other liabilities                                                                            151.7                124.5
                                                                                       -----------------   ------------------

          Total liabilities                                                                     1,299.7              1,307.5

     Shareholders' equity                                                                         728.2                593.9
                                                                                       -----------------   ------------------

          Total liabilities and equity                                                        $ 2,027.9            $ 1,901.4
                                                                                       ======================================

KEY STATISTICS:
     Debt to book capitalization                                                                  51.0%                58.3%

     Market capitalization:
       Common shares outstanding and
       dilutive common share equivalents                                                           32.1                 31.7

       Share price on balance sheet date                                                          54.70                41.69
                                                                                       -----------------   ------------------
          Total market capitalization                                                         $ 1,757.6            $ 1,319.9
                                                                                       =================   ==================

                               THE SCOTTS COMPANY
      RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS FOR THE THREE AND TWELVE
                    MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                      (in millions, except per share data)

                                                          Three Months Ended                       Twelve Months Ended
                                                 -------------------------------------    --------------------------------------
                                                  September 30,       September 30,        September 30,        September 30,
                                                       2003                2002                 2003                2002
                                                 -------------------------------------    --------------------------------------


Net income (loss)                                          $ (3.1)            $ (12.7)             $ 103.8               $ 82.5
   Restructuring and other charges, net of tax                3.8                 3.0                 10.9                  4.9
   Peat bog income, net of tax                                  -                   -                    -                 (3.5)
   Environmental charge, net of tax                             -                   -                    -                  1.9
   Impairment write-off, net of tax                             -                   -                    -                 18.5
                                                 -----------------   -----------------    -----------------   ------------------

Adjusted net income (loss)                                  $ 0.7              $ (9.7)             $ 114.7              $ 104.3
                                                 =================   =================    =================   ==================

Income (loss) from operations                              $ 10.9              $ (4.6)             $ 232.5              $ 239.2
   Depreciation per cash flow                                11.5                 8.4                 40.3                 34.4
   Amortization, including marketing fee                      3.1                 2.7                 11.9                  9.1
                                                 -----------------   -----------------    -----------------   ------------------

EBITDA                                                       25.5                 6.5                284.7  #             282.7
                                                 =================   =================    =================   ==================

   Restructuring and other charges, gross                     5.9                 4.8                 17.1                  8.1
   Peat bog income, gross                                       -                   -                    -                 (5.8)
   Environmental charge, gross                                  -                   -                    -                  3.0
   Other, gross                                                 -                   -                    -                  1.5
                                                 -----------------   -----------------    -----------------   ------------------

Adjusted EBITDA                                            $ 31.4              $ 11.3              $ 301.8              $ 289.5
                                                 =================   =================    =================   ==================


Diluted earnings (loss) per share                         $ (0.10)            $ (0.43)              $ 3.23               $ 2.61
   Restructuring and other charges, net of tax               0.12                0.10                 0.34                 0.15
   Peat bog income, net of tax                                  -                   -                    -                (0.11)
   Environmental charge, net of tax                             -                   -                    -                 0.06
   Impairment write-off, net of tax                             -                   -                    -                 0.58

                                                 -----------------   -----------------    -----------------   ------------------
Adjusted diluted earnings (loss) per share                 $ 0.02             $ (0.33)              $ 3.57               $ 3.29
                                                 =================   =================    =================   ==================

                               THE SCOTTS COMPANY
                   FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS
                      (in millions, except per share data)



RESULTS OF OPERATIONS
---------------------


(1) Basic earnings per common share is calculated by dividing income applicable to common shareholders by average common shares outstanding during the period.

(2) Diluted earnings per common share is calculated by dividing net income by the average common shares and dilutive potential common shares (common stock warrants and options) outstanding during the period.

(3) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.